Exhibit 99.2

                    QINTERACTION LIMITED AND SUBSIDIARIES

                    Review Report for the Six Months Ended June 30, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Qinteraction Limited and Subsidiaries

We have reviewed the accompanying condensed consolidated interim financial statements of Qinteraction Limited and Subsidiaries as of June 30, 2007 and for the six-month periods ended June 30, 2007 and 2006. These condensed consolidated interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the two years in the period ended December 31, 2006; and in our report dated July 13, 2007, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2006, is fairly stated, in all material respects, in relation to the consolidated balance sheets from which it has been derived.

/s/ Punongbayan & Araullo

Manila, Philippines

July 13, 2007

QINTERACTION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2007 AND DECEMBER 31, 2006

(Amounts in U.S. Dollars)

	Notes	JUNE 30, 2007 (UNAUDITED)	DECEMBER 31, 2006 (AUDITED)
A S S E T S
CURRENT ASSETS
Cash		$250,716	$204,191
Trade receivables – net		978,574	1,040,397
Prepayments and other current assets		188,849	414,076

Total Current Assets		1,418,139	1,658,664

NON-CURRENT ASSETS
Property and equipment – net	3	2,693,021	2,771,855
Other non-current assets		218,745	175,135

Total Non-current Assets		2,911,766	2,946,990

TOTAL ASSETS		$4,329,905	$4,605,654

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade payables		$472,423	$403,570
Accrued compensation and benefits		377,267	173,190
Other accrued liabilities		306,276	358,210
Current portion of long-term debt	4	421,065	599,527
Notes payable	4	—	355,392

Total Current Liabilities		1,577,031	1,889,889

NON-CURRENT LIABILITIES
Loans from stockholders	4, 8	1,122,097	1,088,926
Long-term debt – net of current portion	4	63,436	400,720

Total Non-current Liabilities		1,185,533	1,489,646

Total Liabilities		2,762,564	3,879,535

STOCKHOLDERS’ EQUITY
Capital stock		1,033,750	1,030,190
Additional paid-in capital	7	5,663,226	5,659,666
Deficit		(5,475,917)	(5,692,720)
Accumulated other comprehensive income		346,282	228,983

Total Stockholders’ Equity		1,567,341	1,226,119

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$4,329,905	$4,605,654

The accompanying notes are an integral part of the condensed consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Amounts in U.S. Dollars)

(UNAUDITED)

	Note	2007	2006
SERVICE REVENUES		$4,231,364	$3,198,851

COST OF SERVICES		2,184,032	1,591,599

GROSS PROFIT		2,047,332	1,607,252

OPERATING EXPENSES
General and administrative		1,146,503	1,029,240
Depreciation and amortization		324,002	355,555
Technology and development		156,678	145,188
Sales and marketing		65,824	71,445

		1,693,007	1,601,428

OPERATING INCOME		354,325	5,824

INTEREST AND OTHER INCOME – NET		(87,423)	(90,313)

INCOME (LOSS) BEFORE TAX		266,902	(84,489)

TAX EXPENSE (INCOME)	6	50,099	(103,714)

NET INCOME		$216,803	$19,225

The accompanying notes are an integral part of the condensed consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(Amounts in U.S. Dollars)

(UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$216,803	$19,225
Adjustments for:
Depreciation and amortization	324,002	355,555
Interest expense	37,775	59,720
Interest income	(1,581)	(1,732)
Deferred tax expense	38,440	—
Dividend income	(5,000)	—

Operating income before working capital changes	610,439	432,768
Decrease in trade receivables	61,823	63,369
Decrease (increase) in prepayments and other current assets	225,227	(236,940)
Increase in other non-current assets	(82,050)	(29,935)
Increase in trade payables	68,853	168,306
Increase in accrued compensation and benefits	204,077	168,582
(Decrease) increase in other accrued liabilities	(51,934)	67,138

Cash from operations	1,036,435	633,288
Interest paid	(37,775)	(59,720)

Net Cash From Operating Activities	998,660	573,568

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of property and equipment	(79,117)	(164,212)
Interest received	1,581	1,732
Cash dividend received	5,000	—

Net Cash Used in Investing Activities	(72,536)	(162,480)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(242,329)	(109,710)
Repayment of notes payable	(126,667)	(112,735)
Proceeds from issuance of shares of stock	7,120	—

Net Cash Used in Financing Activities	(361,876)	(222,445)

Forward

	2007	2006
Effect of Exchange Rate Changes on Cash	($517,723)	($160,057)

NET INCREASE IN CASH	46,525	28,586

CASH AT BEGINNING OF PERIOD	204,191	207,696

CASH AT END OF PERIOD	$250,716	$236,282

The accompanying notes are an integral part of the condensed consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2007

(Amounts in U.S. Dollars)

(UNAUDITED)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income Foreign Currency Translation	Total Stockholders’ Equity

	Number of Shares	$0.10 Par Value
Balance as of January 1, 2007	10,301,900	$1,030,190	$5,659,666	($5,692,720)	$228,983	$1,226,119

Additional issuance	35,600	3,560	3,560	—	—	7,120

Net income	—	—	—	216,803	—	216,803

Other comprehensive gain:
Foreign currency translation	—	—	—	—	117,299	117,299

Total comprehensive gain	—	—	—	216,803	117,299	334,102

Balance as of June 30, 2007	10,337,500	$1,033,750	$5,663,226	($5,475,917)	$346,282	$1,567,341

The accompanying notes are an integral part of the condensed consolidated financial statements.

QINTERACTION LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2006 (AUDITED)

(Amounts in U.S. Dollars)

1.	CORPORATE INFORMATION

Qinteraction Limited (the Company) was incorporated in Cayman Islands. The Company is engaged in providing customer acquisition, customer care and customer growth and retention to a wide customer base in various locations worldwide.

The Company’s registered office, which is also its principal place of business, is located at the 16th Floor, Time Center, 53-55 Hollywood Road, Central Hong Kong.

The Company has two wholly-owned subsidiaries, Qinteraction Philippines, Inc. (QPI), a company incorporated in the Philippines, and Qinteraction Inc. (QI), a company incorporated in the United States of America (USA). Both subsidiaries are engaged in the operation, maintenance and management of commercial call centers. Collectively, the Company and its subsidiaries are referred to hereinafter as the Group.

The financial statements of the Group for the six months ended June 30, 2007 and 2006 were authorized for issue by the Board of Directors (BOD) on July 13, 2007.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of Preparation

The accompanying condensed consolidated interim financial statements as of June 30, 2007 and for the six-month period ended June 30, 2007 are unaudited. However, all adjustments are included, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations and cash flows. These financial statements should be read in conjunction with the audited consolidated annual financial statements as of December 31, 2006.

The accounting policies have been consistently applied and are consistent with those used in the previous year.

2.2 Principles of Consolidation

The condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned subsidiaries as discussed in Note 1. All significant intercompany transactions and balances are eliminated during consolidation. Subsidiaries are consolidated from the date the Company obtains control until such time that such control ceases. The financial statements of subsidiaries are prepared for the same reporting period as the Company, using consistent accounting principles.

2.3 Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, amortization and impairment in value, if any. The cost of an asset comprises its purchase price and directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, major improvements and renewals are capitalized; expenditures for repairs and maintenance that do not improve service potential or extend the life of the assets are charged to expense as incurred. When assets are sold, retired or otherwise disposed of, their cost and related accumulated depreciation and amortization and any impairment losses are removed from the accounts and any resulting gain or loss is reflected in results of operations for the period.

Depreciation is computed on the straight-line basis over the estimated useful lives of the assets as follows:

Call center equipment	3-10 years
Office equipment	3-5 years
Furniture and fixtures	3-5 years
Transportation equipment	3-5 years

Leasehold improvements are amortized over the useful life of the asset which is three to five years or the remaining term of the lease, whichever is shorter.

Call center equipment and office equipment held under finance lease agreements are depreciated over their expected useful lives (determined by reference to comparable owned assets) or over the term of lease, if shorter.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate that their carrying values may not be recoverable. If any such indication exists and where the carrying values exceed the estimated recoverable amount, the assets are written down to their recoverable amounts and a corresponding impairment loss equal to the amount of write-down is recognized. The recoverable amount of property and equipment is the greater of net selling price and value in use. The Group determines value in use based on the expected undiscounted estimated future cash flows excluding interest charges.

2.4 Post-employment Benefits

The Group has no formal post-employment benefit plan for its qualified employees but accrues minimum pension liability as mandated by law in the country where it operates such as Republic Act 7641, Retirement Law, in the Philippines.

Using appropriate actuarial methods and assumptions, the Group accounts for defined benefit pension plans in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, Employers’ Accounting for Pensions. As allowed under SFAS No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits, the Group follows the disclosure provisions for all foreign plans. SFAS No. 132 (R) requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other post-retirement benefit plans. This statement did not change the measurement or recognition of those plans required by SFAS No. 87 or SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.

2.5 Incentive Stock Option Plan

On January 31, 2001, the Group established an Incentive Stock Option Plan (ISOP) covering all senior employees, members of the BOD, and persons serving as a consultant of the Company or its subsidiaries or the Group itself (the “eligible persons”). The ISOP permitted granting of options for terms not to exceed ten years from the date of grant. Options committed to eligible persons are generally granted equally in three years from the date of the initial grant as indicated in every option letter that the BOD issues to the eligible persons. The usual vesting pattern of the options, which are exercisable subject to terms established in the plan document, is 50% after three years and the remaining 50% after four years. The exercise price is the price per share determined by the BOD in connection with the grant of an option but in no event that such amount will be below the par value of the shares.

On January 1, 2006, the Group adopted the provisions of Statement 123 (revised 2004) (Statement 123R), Share-Based Payment (which became effective for fiscal period after December 15, 2005 for non-publicly listed companies), which revises Statement 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. Statement 123R requires the Group to recognize expense related to the fair value of its stock-based compensation awards, including employee stock options.

Prior to the adoption of Statement 123R, the Company accounted for stock-based compensation awards using the intrinsic value method of APB Opinion 25. Accordingly, the Company did not recognize compensation expense in the statement of operations for options granted that had an exercise price equal to the market value of the underlying common stock on disclosures for stock-based awards as if the fair-value-based approach of Statement 123 had been applied using the minimum value method to measure fair value.

Statement 123R requires the Company to use the prospective transition method and therefore the Company has not restated its financial results for prior periods. Under this transition method, the Company is applies the provisions of Statement 123R to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.

The pre-tax compensation cost for stock-based employee compensation is immaterial for the six months ended June 30, 2007.

Prior to the adoption of Statement 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash flows in the consolidated statements of cash flows. Statement 123R requires that cash flows from the exercise of stock options resulting from tax benefits in excess of recognized cumulative compensation cost (excess tax benefits) be classified as financing cash flows. For the six months ended June 30, 2007, no tax benefit from share-based payment plans was classified as financing cash flows.

2.6 Income Taxes

The Group accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Income tax expense includes U.S. (state and local taxes), and international income taxes, primarily Philippine income taxes arising from the operations of QPI. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial reporting and the tax basis of existing assets and liabilities. The tax rate used to determine the deferred tax assets and liabilities is the enacted tax rate for the year in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized.

3.	PROPERTY AND EQUIPMENT

The details of property and equipment are as follows:

	June 30, 2007	December 31, 2006
Call center equipment	$4,134,226	$3,838,553
Leasehold improvements	746,237	702,857
Office equipment	674,646	619,799
Furniture and fixtures	94,039	86,949
Transportation equipment	73,698	84,095

	5,722,846	5,332,253
Accumulated depreciation	(3,029,825)	(2,560,398)

	$2,693,021	$2,771,855

In 2006, the Group acquired additional call center and office equipment through finance leases and mortgage loans as part of its business expansion (see Note 4.2).

As of June 30, 2007 and December 31, 2006, the carrying amounts of call center and office equipment held under finance leases amount to $1.06 million and $1.07 million, respectively.

4.	SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-term borrowings and long-term debt include the following:

4.1 Notes Payable

The Group’s outstanding notes payable pertains to P9.6 million promissory note (equivalent to $195,392 as of December 31, 2006), which was obtained from a local commercial bank and secured by the Group’s short-term investment, and bears interest at 10% which is subject to periodic repricing. The notes payable is due on August 1, 2006 but the Group was granted 180 days extension for the payment of the notes. The loan was subsequently paid in February 2007.

Moreover, in 2006, the Group has also issued a promissory note to a customer which is a limited liability company. The principal amount of the note amounting to $160,000 bears interest at the rate of 12% per annum, compounded annually from December 7, 2006 on the outstanding balance thereof and any past-due interest thereon. The promissory note is payable in four equal monthly payments of principal plus interest. In addition, the Group has the full right to offset any amounts payable hereunder, in part or in full, from amounts that will be due from the customer-creditor for services rendered for the Group. The loan was fully settled in April 2007.

4.2 Long-term Debt

As of June 30, 2007 and December 31, 2006, the details of the Group’s long-term debt are as follows:

	Notes	June 30, 2007	December 31, 2006
Loans payable	8.2	$253,333	$422,190
Obligations under finance leases	3	211,023	406,478
Others		20,145	171,579

		484,501	1,000,247
Less current portion		421,065	599,527

		$63,436	$400,720

Loans payable include chattel mortgage loans obtained by QPI from a local bank used for acquisitions of certain transportation equipment payable in 36 monthly installments, and call center equipment payable in 15 monthly installments. These loans bear effective interest rates at 11.0% to 13.7% in both periods presented.

In 2006, the Company obtained another loan amounting to $380,000 from a local bank which was used for the acquisition of certain call center equipment (see Note 3). The loan, which is secured by a real estate mortgage (see Note 8.2), bears an annual interest rate of 7% and is payable in 18 monthly payments starting in December 2006. The Group’s outstanding balance from this loan amounted to $253,333 and $422,190 as of June 30, 2007 and December 31, 2006, respectively, and is presented as part of Current Portion of Long-term Debt in the condensed consolidated balance sheets.

Other long-term debt represents non interest-bearing advances from a former stockholder and two stockholders (see Note 8.1) with no definite payment date. Because of the indefinite payment period of such advances, the present value of such advances could not be reliably estimated. Management, however, believes that the carrying value of the obligation reasonably approximates its present value.

4.3 Loans from Stockholders

Loans from stockholders represent advances from stockholders (see Note 8.1). These loans include accrued interest payable amounting to $231,657 and $185,598 as of June 30, 2007 and December 31, 2006, respectively, representing the accrued interest on the advances from the two majority stockholders of the Group which will not be paid until the advances from minority stockholders are fully paid.

5.	EMPLOYMENT BENEFITS

Incentive Stock Option Plan (ISOP)

From 2001 to 2007, the BOD had granted 697,468 options to the eligible persons entitled to receive options as defined in the ISOP at exercise prices ranging from $0.20 to $1.71 that are not part of the compensation plans. There were no options granted in 2006. Of the total options granted since 2001, two of the officers, who had a total of 35,600 options granted by the Group, had exercised the options as of June 30, 2007. However, 29,000 and 281,500 options were cancelled in June 2007 and December 2006, respectively.

The following is a summary of the status of all the options committed and granted by the Group (see also Note 9):

	Shares	Weighted Average Exercise Price
2007
Options at January 1, 2007	459,256	$0.90
Granted	10,000	1.71
Exercised	(35,600)	0.20
Cancelled	(29,000)	0.46

Options at June 30, 2007	404,656	$1.05

	Shares	Weighted Average Exercise Price
2006
Options at January 1, 2006	740,756	$1.16
Granted	—	—
Exercised	—	—
Cancelled	(281,500)	1.58

Options at December 31, 2006	459,256	$0.90

The following table summarizes information about options outstanding and exercisable at June 30, 2007 and December 31, 2006:

	Options Outstanding			Options Exercisable
	Number Outstanding	Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
2007	404,656	5.96 years	$1.05	304,575	$0.79

2006	459,256	6.4 years	$0.90	321,675	$0.55

6.	INCOME TAXES

Income (loss) before tax by source consisted of the following as of June 30:

	2007	2006
Philippines	$304,964	($158,655)
USA	(38,062)	74,166

	$266,902	($84,489)

Income tax expense (income) consisted of the following:

	USA	Philippines	Total
2007
Current	($1,062)	$50,328	$49,266
Deferred	—	833	833

	($1,062)	$51,161	$50,099

2006
Current	$5,250	$46,502	$51,752
Deferred	—	(155,466)	(155,466)

	$5,250	($108,964)	($103,714)

The net deferred tax assets (liabilities) related to the following:

	June 30, 2007	December 31, 2006
Current:
Deferred tax assets:
Accrued rental	$2,826	$23,696
Accrued salaries	—	5,998

	2,826	29,694

Deferred tax liability on unrealized foreign exchange gains	—	(820)

Net deferred tax assets	$2,826	$28,874

Non-current:
Deferred tax assets:
Net operating loss carryover (NOLCO)	$80,954	$202,863
Minimum corporate income tax (MCIT)	—	55,282
Unfunded accrued pension cost	—	28,584

	80,954	286,729
Valuation allowance	(80,954)	(202,863)

Net deferred tax assets	—	83,866

Deferred tax liability on unrealized foreign exchange gains	—	(109,293)

Net deferred tax liabilities	$—	($25,427)

The deferred tax assets and liabilities as of June 30, 2007 and December 31, 2006 include translation adjustment amounting to $1,454 and $449, respectively, of which $3,559 and $1,669, respectively, represent translation adjustments on MCIT.

The breakdown of NOLCO, which can be claimed as deduction from future taxable income of QPI in the Philippines within three years from the year the taxable loss was incurred, is shown below.

Year	Amount	Applied in Current Year	Remaining Balance	Valid Until
2005	$251,527	$49,608	$201,919	2008
2004	328,082	328,082	—	2007

	$579,609	$377,690	$201,919

QPI maintained a full valuation allowance on deferred tax assets pertaining to unutilized NOLCO since management believes that the related deferred tax asset may not be fully utilized prior to its expiration date.

QPI is subject to the MCIT which is computed at 2% of gross income, as defined under the Philippine tax regulations. QPI recognized MCIT amounting to $32,811 in 2006 as such is higher than RCIT. No MCIT was recognized in 2007. The MCIT recognized in 2006 and prior years are presented as part of Deferred Tax Assets under the Prepayment and Other Current Assets account in the condensed consolidated balance sheets.

The breakdown of MCIT as of December 31, 2006, which can also be claimed as payment for future income tax payable in the Philippines, of QPI within three years from the year the MCIT is recognized, is shown below.

Year	Amount	Expired Balance	Remaining Balance	Valid Until
2006	$32,811	$—	$32,811	2009
2005	14,154	—	14,154	2008
2004	6,648	—	6,648	2007
2003	17,043	17,043	—	2006

	$70,656	$17,043	$53,613

7.	PRIOR PERIOD ADJUSTMENTS

In 2006, the Group restated the balance of its Capital Stock account as of January 1, 2006 and 2005 to reflect the correct amount of its capital stock based on its par value of $0.10 per share. Accordingly, the excess paid-in capital over the par value of capital stock amounting to $5,659,666 is now presented as Additional Paid-in Capital in the condensed consolidated balance sheets.

8.	RELATED PARTY TRANSACTIONS

Discussed as follows are the related party transactions of the Group:

8.1 Loans from Stockholders

Certain stockholders granted advances to the Group that bear interest at 9.33% to 12.25% in 2007 and 8.50% to 12.25% in 2006. The balance of loans from stockholders including accrued interest amounted to $1,122,097 and $1,088,926 as of June 30, 2007 and December 31, 2006, respectively, and is shown as Loans from Stockholders in the condensed consolidated balance sheets (see Note 4.3).

Two shareholders also have noninterest-bearing advances to the Group (see Note 4.2).

8.2 Security for Bank Loans

The Group’s loans payable (see Note 4.2) obtained from a local bank are secured by real estate properties owned by one of the Company’s key management personnel.

9.	EVENTS AFTER BALANCE SHEET DATE

As of June 30, 2007, 404,656 options are committed and granted. On July 4, 2007, 127,800 of these options were exercised at the weighted average exercise price of $0.20 per share. The remaining 276,856 options were surrendered on the same date (see Note 5).